CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements  on Form S-8 (No. 333-197357; 333-127501;  333-159808), of BBX Capital Corporation of our report dated March 16, 2015,    relating to the financial statements, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Fort Lauderdale, Florida
March 15, 2016